EXHIBIT 99.1

Contact: William H. Galligan, (816) 983-1551, bgalligan@kcsouthern.com

KCS ANNOUNCES TENDER OFFERS AND CONSENT SOLICITATIONS

Kansas City, Mo., April 10, 2013 – Kansas City Southern (“KCS”) (NYSE:KSU) announced today that its wholly-owned subsidiary, Kansas City Southern de México, S.A. de C.V., a Mexican corporation ( “KCSM”), has commenced (1) a cash tender offer for any and all of its $300.0 million outstanding aggregate principal amount of 8% Senior Notes due 2018 (CUSIP No. 485161AH6) (the “2018 Notes”) and a consent solicitation to amend the related indenture to, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained therein (the “2018 Notes Offer”), (2) a cash tender offer for any and all of its $185.0 million outstanding aggregate principal amount of 6.625% Senior Notes due 2020 (CUSIP No. 485161AK9) (the “2020 Notes” and, together with the 2018 Notes, the “Any and All Notes”) and a consent solicitation to amend the related indenture to, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained therein (the “2020 Notes Offer” and, together with the 2018 Notes Offer, the “Any and All Offers”) and (3) a cash tender offer for an amount of its 6.125% Senior Notes due 2021 (CUSIP No. 485161AM5) (the “Maximum Tender Offer Notes” and, together with the Any and All Notes, the “Notes”) such that the aggregate consideration paid to holders of the Maximum Tender Offer Notes (excluding accrued and unpaid interest thereon) does not exceed $650.0 million less the aggregate amount of consideration (excluding accrued and unpaid interest) paid or payable by KCSM to the holders of its Any and All Notes whose notes were validly tendered and accepted for purchase pursuant to the Any and All Offers (the “Maximum Tender Offer” and, together with the Any and All Offers, the “Offers”). The terms and conditions of the Offers are set forth in the Offer to Purchase and Consent Solicitation Statement dated April 10, 2013 related thereto (the “Offer to Purchase”).

Each of the Offers will expire at 12:00 Midnight, New York City time, on May 7, 2013, unless extended by KCSM (such date and time, as they may be extended, the “Expiration Time”). Each Offer is subject to a condition that KCSM consummates a debt financing transaction on terms and conditions acceptable to KCSM, in its sole discretion, and other customary conditions. KCSM expressly reserves the right, in its sole discretion, subject to applicable law, to extend, amend or terminate any or all of the Offers at any time prior to the Expiration Time.

Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on April 23, 2012 (such date and time, as they may be extended, the “Early Tender Deadline”), and accepted for purchase will be eligible to receive the applicable Total Consideration (as defined in the

Offer to Purchase). The Total Consideration payable for each $1,000 principal amount of the Notes accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the yield to maturity of the applicable reference U.S. Treasury Security (the “Reference Security”) listed in the table below as of 2:00 p.m., New York City time, on April 23, 2013, unless extended by KCSM (such time and date, the “Price Determination Date”) plus the applicable fixed spread listed in the table below.

Title of Security	CUSIP Numbers	Outstanding Aggregate Principal Amount (millions)	Early Tender Payment (1)	Fixed Spread	Reference U.S. Treasury Security	Bloomberg Reference Page
Any and All Notes
8% Senior Notes due 2018	485161AH6	$300.0	$30.00	+50 bps	0.25% U.S. Treasury Notes due January 31, 2014	PX3
6.625% Senior Notes due 2020	485161AK9	$185.0	$30.00	+50 bps	0.25% U.S. Treasury Notes due December 15, 2015	PX5

Maximum Tender Offer Notes
6.125% Senior Notes due 2021	485161AM5	$200.0	$30.00	+87.5 bps	1.75% U.S. Treasury Notes due May 31, 2016	PX5

(1)	Per $1,000 principal amount accepted for purchase. The calculation of the Total Consideration includes the Early Tender Payment.

Holders of Notes validly tendered and not validly withdrawn after the Early Tender Deadline but at or prior to the Expiration Time and accepted for purchase will be eligible to receive only the “Tender Offer Consideration,” which is the applicable Total Consideration minus an early tender payment of $30 per $1,000 principal amount of Notes.

Acceptance of Maximum Tender Notes will be subject to proration as described in the Offer to Purchase. In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of Notes accepted for purchase will receive accrued and unpaid interest on those Notes from the most recent interest payment date with respect to those Notes to, but not including, the Early Settlement Date (as defined in the Offer to Purchase) or the Final Settlement Date (as defined in the Offer to Purchase), as applicable.

Except as required by applicable law, Notes tendered may be withdrawn only at or before 5:00 p.m., New York City Time, on April 23, 2013, unless extended (such date and time, as they may be extended, the “Withdrawal Deadline”) and Notes tendered after the Withdrawal Deadline and before the Expiration Time of the Offers may not be withdrawn.

KCSM has engaged BofA Merrill Lynch, as the Dealer Manager and Solicitation Agent for the Offers. Persons with questions regarding either of the Offers should be directed to BofA Merrill Lynch toll-free at (888) 292-0070 or collect at (980) 387-3907 (attention: Liability Management Group). Requests for documents should be directed to D.F. King & Co., Inc., the Information and Tender Agent for the Offers, at (800) 829-6551 or (212) 269-5550 and by email: kcs@dfking.com.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any of the Notes. The Offers are being made solely by the Offer to Purchase.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains forward-looking statements that are not based upon historical information. Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; credit risk of customers and counterparties and their failure to meet their financial obligation; the outcome of claims and litigation; legislative and regulatory developments; political and economic conditions in Mexico and the level of trade between the United States and Mexico; changes in securities and capital markets; disruptions to KCSM’s technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; acts of terrorism or risk of terrorist activities; war or risk of war; and other factors affecting the operation of the business of KCS and KCSM. More detailed information about these factors may be found in filings by Kansas City Southern and Kansas City Southern de México, S.A. de C.V. with the Securities and Exchange Commission, including their most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS and KCSM are under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.

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